NEWS RELEASE
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                                                        CONTACT: Tom Armstrong
                                                        Kevin McDermed
                                                        913 367 2121
                                                        OTCBB:AHNC.OB

                          Atchison Casting Corporation
                     Announces Results for the Third Quarter
                      And First Nine Months of Fiscal 2003

          Atchison, Kansas - May 16, 2003 - Atchison Casting Corporation
(OTCBB:AHNC.OB) today announced results for the third quarter and first nine months ended March 31, 2003.

         Third quarter net sales from continuing operations decreased 14.1% to
$80.7 million from $93.9 million in the comparable period last year. Excluding operations that were sold, closed or placed into liquidation in fiscal 2002, net sales for the third quarter were $80.1 million, representing a decrease of 7.6%
from net sales of $86.7 million in the third quarter of fiscal 2002. The net loss for the quarter was $2.1 million, or $0.27 per share, compared to net income in the third quarter of fiscal 2002 of $708,000, or $0.09 per share.
Included in fiscal 2003 third quarter results is a non-recurring gain of $4.0 million, or $0.52 per share, consisting of insurance proceeds relating to the industrial accident in February 1999 at the Company's subsidiary, Jahn Foundry
Corp., and a loss from discontinued operations of $893,000, or $0.12 per share.
Included in fiscal 2002 third quarter results was an income tax benefit of approximately $7.1 million, or $0.92 per share, resulting from a stimulus bill passed by the Senate, and signed into law by the President, enabling the Company to carry its operating losses back an additional three years and a loss from discontinued operations of $733,000, or $0.09 per share. The loss from discontinued operations in both periods consists of the results of Kramer
International, Inc., which was sold in January 2003, and La Grange Foundry Inc., which was closed in November 2002. Excluding these items, the loss from adjusted continuing operations for the third quarter of fiscal 2003 was $5.2 million, or
$0.67 per share, compared to a loss of $5.7 million, or $0.73 per share, in the comparable period last year.

For the first nine months of fiscal 2003, net sales from continuing operations decreased 16.5% to $234.1 million from $280.4 million in the comparable period last year. Excluding operations that were sold, closed or placed into liquidation in fiscal 2002, net sales for the first nine months of fiscal 2003 were $232.9 million, representing a decrease of 8.5% from net sales of $254.4 million in the first nine of fiscal 2002. The net loss for the first nine of fiscal 2003 was $38.8 million, or $5.02 per share, compared to a net loss in the first nine months of fiscal 2002 of $9.5 million, or $1.23 per share. Included in the results for the first nine months of fiscal 2003 is (i) a loss from discontinued operations of $4.4 million, or $0.56 per share, (ii) a fixed asset impairment charge relating to the Company's G&C Foundry Company and Canada Alloy
Castings, Ltd.

                          ATCHISON CASTING CORPORATION
       400 SOUTH FOURTH STREET o P.O. BOX 188 o ATCHISON, KANSAS 66002-0188
                     o (913) 367-2121 o FAX (913) 367-2155

subsidiaries, of $4.4 million, or $0.57 per share, (iii) a restructuring charge of $1.5 million, or $0.20 per share, relating to the liquidation of New England
Iron, LLC, the buyer of substantially all of the net assets of Jahn Foundry
Corp. in December 2001, (iv) a goodwill impairment charge of $17.4 million, or
$2.26 per share, due to the adoption of a new accounting standard, and (v) the
$4.0 million, or $0.52 per share, non-recurring insurance gain discussed above.
Included in the results for the first nine months of fiscal 2002 is the income tax benefit of $7.1 million, or $0.92 per share, discussed above and a loss from discontinued operations of $1.4 million, or $0.19 per share. Excluding these items, the loss from adjusted continuing operations for the first nine of fiscal
2003 was $15.0 million, or $1.95 per share, compared to a loss of $15.2 million, or $1.96 per share in the comparable period last year.

         In connection with the adoption of Statement of Financial Accounting
Standards No. 142, "Goodwill and Other Intangible Assets", the Company recorded the non-cash goodwill impairment charge of $17.4 million mentioned above, as of the beginning of fiscal 2003. The goodwill impairment charge relates to four of the Company's operations, and was recorded as a Cumulative Effect of Accounting
Change. The charge has no effect on operating income or cash flows from operations.

          "The foundry industry as a whole continues to fight through one of the most challenging market conditions in history," said Mr. Armstrong.
"Fortunately, ACC has experienced good support from our customers, suppliers, employees and lenders," continued Mr. Armstrong. "Our lenders have continued to work with us, as we have had to take some difficult actions in an effort to position the Company for improved results when the markets do return. As previously announced, these actions have included both selling and closing subsidiary operations," said Mr. Armstrong.

          "We've continued to focus on things we do have some control over, including cost reductions and reducing our debt levels. Since the beginning of fiscal 2002, we have reduced our debt levels in North America by approximately
$25.0 million, primarily through asset sales, plant sales, tax refunds and insurance proceeds," continued Mr. Armstrong.

          "The Company continues in discussions to sell G&C Foundry, Canada
Alloy and Inverness Castings," said Mr. Armstrong. "In addition, we are also marketing Canadian Steel Foundries, Ltd. for possible sale," continued Mr.
Armstrong. "Proceeds from these sales, should they be completed, will be used to further reduce our debt levels," concluded Mr. Armstrong.

         ACC produces iron, steel and non-ferrous castings for a wide variety of equipment, capital goods and consumer markets.

          This press release contains forward-looking statements that involve risks and uncertainties. Such statements include the Company's expectations as to future performance and contingent obligations. Among the factors that could cause actual results to differ materially from the forward looking statements are the following: the results of the litigation with Deloitte & Touche LLP, the re-audit of any financial statements, the sale of subsidiaries for which offers are being solicited, costs of closing or selling foundries, the results of the liquidation of Fonderie d'Autun, the amount of any claims made against Fonderie
d'Autun's prior owner which are the subject of certain guarantees, business conditions and the state of the general economy in Europe and the U.S., particularly the capital goods industry, the strength of the U.S. dollar,
British pound sterling and the Euro, interest rates, the Company's ability to renegotiate or refinance its lending arrangements, continued compliance with the terms of various forbearance agreements with the Company's

                          ATCHISON CASTING CORPORATION
      400 SOUTH FOURTH STREET o P.O. BOX 188 o ATCHISON, KANSAS 66002-0188
                     o (913) 367-2121 o FAX (913) 367-2155

lenders, utility rates, the availability of labor, the successful conclusion of union contract negotiations, the results of any litigation arising out of the accident at Jahn Foundry, results of any regulatory proceedings arising from the accounting irregularities at the Pennsylvania Foundry Group, the competitive environment in the casting industry and changes in laws and regulations that govern the Company's business, particularly environmental regulations.

                          ATCHISON CASTING CORPORATION
      400 SOUTH FOURTH STREET o P.O. BOX 188 o ATCHISON, KANSAS 66002-0188
                     o (913) 367-2121 o FAX (913) 367-2155

                  ATCHISON CASTING CORPORATION AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (Unaudited)
                        (In thousands, except share data)

                                                          Three Months Ended                     Nine Months Ended
                                                               March 31,                             March 31,
                                                        2003               2002               2003               2002
                                                   ----------------   ----------------   ----------------   ----------------

NET SALES                                                  $80,740            $93,926           $234,073           $280,436

COST OF GOODS SOLD                                          75,892             87,907            217,303            259,349

                                                   ----------------   ----------------   ----------------   ----------------
GROSS PROFIT                                                 4,848              6,019             16,770             21,087

OPERATING EXPENSES:

  Selling, general and administrative                        7,495              8,982             24,311             27,943

  Impairment and restructuring charges                           -                  -              5,938                  -

  Amortization of intangibles                                    -               (140)                 -               (420)

                                                   ----------------   ----------------   ----------------   ----------------
     Total operating expenses                                7,495              8,842             30,249             27,523

                                                   ----------------   ----------------   ----------------   ----------------
OPERATING LOSS                                              (2,647)            (2,823)           (13,479)            (6,436)

INTEREST EXPENSE                                             2,481              2,786              7,432              8,335

OTHER INCOME                                                (4,000)                 -             (4,000)                 -

MINORITY INTEREST IN NET LOSS
  OF SUBSIDIARIES                                              (34)                 -                (88)               (38)

LOSS FROM CONTINUING OPERATIONS
  BEFORE INCOME TAXES AND CUMULATIVE
                                                   ----------------   ----------------   ----------------   ----------------
  EFFECT OF ACCOUNTING CHANGE                               (1,094)            (5,609)           (16,823)           (14,733)

INCOME TAX EXPENSE (BENEFIT)                                   101             (7,050)               133             (6,694)

CUMULATIVE EFFECT OF ACCOUNTING CHANGE                           -                  -            (17,441)                 -

                                                   ----------------   ----------------   ----------------   ----------------
INCOME (LOSS) FROM CONTINUING OPERATIONS                   ($1,195)            $1,441           ($34,397)           ($8,039)

LOSS FROM DISCONTINUED
  OPERATIONS, NET OF TAX                                      (893)              (733)            (4,359)            (1,428)

                                                   ----------------   ----------------   ----------------   ----------------
NET INCOME (LOSS)                                          ($2,088)              $708           ($38,756)           ($9,467)
                                                   ================   ================   ================   ================

NET INCOME (LOSS) PER SHARE - BASIC AND DILUTED
  CONTINUING OPERATIONS BEFORE ACCOUNTING CHANGE            ($0.15)             $0.18             ($2.20)            ($1.04)
  CUMULATIVE EFFECT OF ACCOUNTING CHANGE                         -                  -             ($2.26)                 -
  DISCONTINUED OPERATIONS                                   ($0.12)            ($0.09)            ($0.56)            ($0.19)
                                                   ----------------   ----------------   ----------------   ----------------
   NET INCOME (LOSS) PER SHARE - BASIC AND DILUTED          ($0.27)             $0.09             ($5.02)            ($1.23)
                                                   ================   ================   ================   ================

WEIGHTED AVERAGE NUMBER OF SHARES
  USED IN CALCULATION - BASIC AND DILUTED                7,723,031          7,723,031          7,723,031          7,714,273
                                                   ================   ================   ================   ================

                         ATCHISON CASTING CORPORATION
      400 SOUTH FOURTH STREET o P.O. BOX 188 o ATCHISON, KANSAS 66002-0188
                     o (913) 367-2121 o FAX (913) 367-2155

                  ATCHISON CASTING CORPORATION AND SUBSIDIARIES
                               SALES BY END MARKET
                                 (In Thousands)
                                   (unaudited)

                                           Three Months Ended                        Nine Months Ended
                                               March 31,                                 March 31,
                                        2003                2002                 2003                 2002
                                   ----------------   -----------------    -----------------    -----------------

RAIL (INCLUDES MASS TRANSIT)               $12,234             $12,193              $35,062              $32,126

MINING & CONSTRUCTION                       11,748              13,743               29,910               42,508

ENERGY                                       5,592               9,576               19,637               30,275

UTILITIES                                    3,743               2,671               10,793                9,543

AUTOMOTIVE & TRUCKING                       10,871              12,877               32,180               36,183

MILITARY                                     3,975               2,918               12,944                7,683

STEEL                                       21,248              22,006               61,964               67,283

PROCESS                                      3,393               2,463                7,877                8,502

OTHER*                                       7,936              15,479               23,706               46,333

                                   ----------------   -----------------    -----------------    -----------------
  TOTAL                                    $80,740             $93,926             $234,073             $280,436

* INCLUDES GENERAL INDUSTRIAL MACHINERY, SHIP BUILDING, FARM EQUIPMENT,
  COMMUNICATIONS, COMPUTER PERIPHERALS AND RECREATIONAL PRODUCTS